Exhibit 99.1

CONFIDENTIAL
FINAL
Nov. 15, 2004

CONTACT:
PETsMART Investor Line
(623) 587-2025

Bruce Richardson
PETsMART Corporate Communications
(623) 587-2177

PETsMART REPORTS THIRD QUARTER 2004 RESULTS

• EPS Up 20%	• Services Sales Up 23.5%
• Comp Sales Grow 6.7%	• Gross Margins Increase 72 Basis Points

     PHOENIX – November 17, 2004 – PETsMART, Inc., today reported net income of $35.9 million, or $0.24 per diluted share, for the third quarter of fiscal 2004. That compares with the third quarter of 2003, when the company reported net income of $29.6 million, or $0.20 per share.

     Net sales for the third quarter were $826.8 million, compared with $732.7 million for the same period last year. Comparable store sales – or sales in stores open at least a year – grew 6.7 percent, on top of 7.5 percent in the third quarter of 2003.

     “During the third quarter, and in the face of hurricanes and some of the highest fuel prices in recent memory, PETsMART once again drove strong top- and bottom-line results. That’s a testament to the resilience of our industry and to the power of our strategic initiatives to generate results over the long term,” said Phil Francis, the company’s chairman and chief executive officer. “We’re relentlessly focused on improving this business to drive traffic and gain share. We’re aggressively growing square footage and, at the same time, making ongoing, incremental improvements to our stores, our product mix and the shopping environment. We’re finding new ways to sustain 20 percent plus growth in our high-margin pet services business, our work to build a customer-focused organization continues to bear fruit, and the roll out of our loyalty program has been faster and more successful than we expected.”

     Third quarter sales in the company’s pet services business were $57.8 million, up 23.5 percent from the third quarter of last year. The company continues to explore attractive service business adjacencies and, during the third quarter, announced plans to roll out the PETsHOTEL concept to the chain.

     Gross margins were 30.5 percent in the third quarter of 2004, up 72 basis points from the same period last year.

-more-

PETsMART Announces Third Quarter 2004 Results 2-2-2-2

     Operating, general and administrative expenses were 22.9 percent of net sales, compared with 22.7 percent in the third quarter of last year.

     The company opened 26 new stores and closed two locations during the third quarter of 2004, which compares with 23 new stores and one store closure during the third quarter of 2003.

     PETsMART generated pre-tax income of 7.2 percent. That compares with 6.6 percent during the same period last year.

     The company achieved these results despite higher-than-expected costs as it prepared stores in the Southeast to weather the hurricanes and as it absorbed higher fuel costs.

     The company continues to estimate comparable store sales for all of 2004 at approximately 7 percent, and projects earnings per share of $1.19 to $1.20 for the year. That number includes an after-tax gain of approximately $3.6 million associated with a legal settlement that was completed after the close of the third quarter.

     PETsMART purchased 466,000 of its shares at an average purchase price of $28.97 during the third quarter, as part of its $150 million authorization, which extends through the end of fiscal 2005. As previously announced, PETsMART will pay its quarterly dividend of $0.03 per share on Nov. 19, 2004 to shareholders of record as of Oct. 29, 2004.

     PETsMART’s management team will discuss results for the third quarter of 2004, as well as the current outlook, during a teleconference today at 4:30 p.m. EST. The teleconference will be Web-cast live at www.petm.com or www.streetevents.com. In addition, investors can listen to the call by dialing 800-709-7416 (in the United States and Canada) or 706-679-5320 (for international callers), pass code 1369252. A phone replay will be available through Dec. 1, 2004 until 11:59 p.m. EST at 800-642-1687 in the United States and Canada or 706-645-9291 for international callers. The code for replay of the call is 1369252.

     For more information, including a copy of this press release and PETsMART’s Current Report on Form 8-K, a reconciliation of the difference between any non-GAAP financial measures discussed on the teleconference and the most directly comparable GAAP measure, and any other non-GAAP material historical financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of PETsMART’s Web site at www.petm.com .

-more-

PETsMART Announces Third Quarter 2004 Results 3-3-3-3

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 700 pet stores in the United States and Canada, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $35 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 2 million pets.

This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2004	% of Sales	November 2, 2003	% of Sales	October 31, 2004	% of Sales	November 2, 2003	% of Sales
Net sales	$826,844	100.00%	$732,677	100.00%	$2,429,148	100.00%	$2,153,083	100.00%
Cost of sales	574,639	69.50%	514,495	70.22%	1,690,033	69.57%	1,513,411	70.29%

Gross profit	252,205	30.50%	218,182	29.78%	739,115	30.43%	639,672	29.71%
Operating expenses	163,102	19.73%	142,479	19.45%	474,111	19.52%	414,922	19.27%
General and administrative expenses	25,819	3.12%	23,575	3.22%	92,088	3.79%	77,890	3.62%

Total operating, general and administrative expenses	188,921	22.85%	166,054	22.66%	566,199	23.31%	492,812	22.89%

Operating income	63,284	7.65%	52,128	7.11%	172,916	7.12%	146,860	6.82%
Interest expense, net	(3,910)	-0.47%	(3,802)	-0.52%	(11,307)	-0.47%	(12,484)	-0.58%

Income before income tax expense	59,374	7.18%	48,326	6.60%	161,609	6.65%	134,376	6.24%
Income tax expense	23,489	2.84%	18,727	2.56%	55,802	2.30%	52,071	2.42%

Net income	$35,885	4.34%	$29,599	4.04%	$105,807	4.36%	$82,305	3.82%

Basic earnings per share	$0.25		$0.21		$0.74		$0.58

Diluted earnings per share	$0.24		$0.20		$0.71		$0.56

Weighted average number of shares outstanding — basic	144,231		142,571		143,642		141,327
Weighted average number of shares outstanding — diluted	149,780		148,504		149,583		146,797
Stores opened during each period	26		23		68		58
Stores closed during each period	(2)		(1)		(9)		(7)
Stores open at end of each period	702		634		702		634

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 31, 2004	November 2, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$105,807	$82,305
Depreciation and amortization	79,097	69,429
Loss on disposal of property and equipment	4,492	3,069
Deferred income taxes	(4,509)	2,230
Capital assets received through vendor settlement	—	(1,288)
Tax benefit from exercise of stock options	22,100	14,667
Changes in assets and liabilities, net	(61,732)	(78,933)

Net cash provided by operating activities	145,255	91,479

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(104,331)	(134,207)
Investment in equity and cost holdings	(773)	—
Proceeds from sale of property	441	280

Net cash used in investing activities	(104,663)	(133,927)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	30,538	29,219
Purchases of treasury stock	(48,501)	(12,375)
Payments on capital leases, change in bank overdraft balance and other	3,389	5,860
Cash dividends paid to stockholders	(11,540)	—

Net cash (used in) provided by financing activities	(26,114)	22,704

EFFECT OF EXCHANGE RATES ON CASH	4,194	157

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	18,672	(19,587)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	327,810	253,936

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$346,482	$234,349

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	February 1,	November 2,
	2004	2004	2003
Assets
Cash and cash equivalents	$346,482	$327,810	$234,349
Receivables, net	20,216	16,628	14,834
Merchandise inventories	399,366	309,140	351,769
Other current assets	48,345	34,074	61,536

Total current assets	814,409	687,652	662,488
Property and equipment, net	649,222	577,182	566,769
Deferred income taxes	51,973	47,463	23,568
Other noncurrent assets	67,911	64,398	64,321

Total assets	$1,583,515	$1,376,695	$1,317,146

Liabilities and Stockholders’ Equity
Accounts payable	$189,844	$128,303	$154,918
Other current liabilities	210,970	206,547	156,939
Current portion capital lease obligations	7,069	4,964	5,164

Total current liabilities	407,883	339,814	317,021
Capital lease obligations	206,879	165,738	166,848
Other noncurrent liabilities	28,615	31,988	35,757

Total liabilities	643,377	537,540	519,626
Stockholders’ equity	940,138	839,155	797,520

Total liabilities and stockholders’ equity	$1,583,515	$1,376,695	$1,317,146